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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the Incorporation by reference in this registration statement on Form S-8 of our report dated January 23, 1996, on our audits of the consolidated financial statements of Waters Corporation and Subsidiaries as of December 31, 1994 and 1995, and for the period August 19, 1994 to December 31, 1994 and the year ended December 31, 1995, which report is included in the registration statement of Waters Corporation on Form S-1 (File No. 333-3810).

                                                  /s/ Coopers & Lybrand L.L.P.
                                                      --------------------------
                                                      Coopers & Lybrand L.L.P.

Boston, Massachusetts
December 19, 1996